Exhibit 10.10	Amendment to Supplemental Executive Retirement Program

AMENDMENT TO SUPPLEMENTAL
EXECUTIVE RETIREMENT PROGRAM (the “SERP”)

          On December 15, 2008, the Board of Directors of the Corporation approved the following amendment to the SERP:

          (i)            The last sentence of Section 4.1(b) of the SERP was amended by the insertion of a period after the word “thereafter” and the deletion of the language in parentheses (“or such later date as the affected Participant may consent in writing”).

          (ii)           Article III (“Unfunded Plan A”) and all references thereto were deleted.

          (iii)          The following paragraph “d” was added to Article V, Section 5.1, of the SERP:

“(d) Any income tax withholdings paid by the Bank on behalf of a Participant as a result of contributions to the SERP shall be paid at the time the contributions are made. In addition, any income tax withholdings paid by the Bank on behalf of a Participant as a result of payments made to the Participant to reimburse the Participant for the applicable income taxes on Trust earnings shall be paid at the time the reimbursement is made.

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